SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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CAM COMMERCE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAM COMMERCE SOLUTIONS, INC.
17075 Newhope Street, Suite A
Fountain Valley, California 92708
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 14, 2007
          The 2007 Annual Meeting of Stockholders of CAM COMMERCE SOLUTIONS, INC. (the “Company”), will be held on June 14, 2007 at 9:00 A.M. at the Company’s corporate offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708 (the “Annual Meeting”) for the following purposes:
1.	To elect four (4) persons to serve on the Company’s Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company for the current fiscal year ending September 30, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting.
          Stockholders of record at the close of business on April 19, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2006 and a Proxy Statement accompany this notice.
          By Order of the Board of Directors
Geoffrey D. Knapp
Secretary
April 19, 2007
IMPORTANT
     Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope. The proxy is revocable at any time prior to the exercise thereof by written notice to the Company, and stockholders who attend the Annual Meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYMENT AGREEMENTS
CHANGE IN CONTROL AGREEMENTS
REPORT OF COMPENSATION COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2: CONFIRMATION OF INDEPENDENT AUDITORS
ANNUAL REPORTS
SUBMISSION OF STOCKHOLDERS PROPOSALS
HOW TO OBTAIN A SEPARATE SET OF VOTING MATERIALS
APPENDIX A
APPENDIX B

CAM COMMERCE SOLUTIONS, INC.
17075 Newhope Street, Suite A
Fountain Valley, California 92708
PROXY STATEMENT
Purpose
     CAM Commerce Solutions, Inc. (referred to in this Proxy Statement as “we” or “the Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2007 Annual Meeting of Shareholders to be held on June 14, 2007 at 9:00 A.M., Pacific Standard Time, at the Company’s corporate offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708 (the “Annual Meeting”). We are mailing this Proxy Statement, proxy card and our 2006 Annual Report to stockholders on or about April 23, 2007.
     Proxies are being solicited by the Company to give all stockholders of record on April 19, 2007 an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matters to be voted on at the Annual Meeting or any adjournment of that meeting.
Who Can Vote
     You can vote if you were a stockholder of record of the Company as of the close of business on April 19, 2007. On such date there were 4,039,000 shares of our common stock outstanding. Each share of common stock entitles the holder to one vote. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.
How to Vote
     You can vote your shares either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot.
Voting by Proxy
     To vote your shares by proxy, complete and return the enclosed proxy card to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card and whether to ratify the appointment of McGladrey & Pullen, LLP as our independent auditors. You can abstain from any voting on any or all of the proposals.
     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director and in favor of ratifying McGladrey & Pullen, LLP as our independent auditors.
     If any other matters are properly presented at the Annual Meeting for consideration, then the Company’s officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Annual Meeting.
Voting at the Annual Meeting
     Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.
Revocation of Proxies
     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following:

(1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Annual Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.
Determining the Number of Votes You Have
     Your proxy card indicates the number of shares of common stock that you own. Each share of common stock entitles you to one vote. You do not have cumulative voting rights with respect to your shares.
Quorum
     A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Annual Meeting. On April 19, 2007, the record date for stockholders entitled to vote at the Annual Meeting, 4,039,000 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.
Required Vote - Election of Directors
     Directors are elected by a plurality of the votes, which means the four nominees who receive the largest number of properly executed votes will be elected as directors. Each share of our common stock is entitled to one vote for each of the four director nominees. Cumulative voting is not permitted. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the outcome of the election.
     If any director nominee decides that he does not want to stand for this election, the persons named as proxies in your proxy card will vote for substitute nominees. As of the date of this Proxy Statement, we are not aware of any nominee who does not intend to stand for election.
Required Vote - Ratification of Auditors
     To be approved, this matter must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the ratification of the auditors. Brokers holding shares for beneficial owners have the discretion to vote on the ratification of auditors without voting instructions from the beneficial owners of the shares. Therefore, abstentions and broker non-votes have the effect of negative votes on this matter.
Other Matters
     The Board of Directors knows of no matters other than those described herein, which are to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.
     To approve any other matters properly considered at the meeting, the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter shall be required, unless the vote of a greater number of shares is required by law or our Certificate of Incorporation or Bylaws. Abstentions will have the effect of negative votes and broker non-votes will have no effect on the outcome.
Cost of Proxy Solicitation
     The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

PROPOSAL 1: ELECTION OF DIRECTORS
     A total of four directors are to be elected at the Annual Meeting. The Board of Directors unanimously nominated Geoffrey D. Knapp, Walter W. Straub, David A. Frosh, and Donald A. Clark for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company’s Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company’s Board of Directors should any nominee become unavailable to serve. The four nominees receiving the highest number of votes at the Annual Meeting will be elected.
Nominees
Certain information regarding the current directors and nominees for election as directors of the Company appears below:

Name	Age	Position with the Company
Geoffrey D. Knapp	48	Chief Executive Officer, Chairman of the Board, and Secretary
Walter W. Straub	63	Director
David A. Frosh	48	Director
Donald A. Clark	56	Director

     Geoffrey D. Knapp, founder of the Company, has been a Director, and Chief Executive Officer of the Company since its organization in September 1983. Mr. Knapp received a bachelor’s degree in marketing from the University of Oregon.
     Walter W. Straub has been a director of the company since May 1989. From 1984 to 2004, he served as the President, Chief Executive and Director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer related security products. Mr. Straub is a Director of SafeNet, Inc., a public company that merged with Rainbow Technologies, Inc. in 2004. In October 2006, Mr. Straub was named Chairman of the Board and interim CEO of SafeNet, Inc. Mr. Straub received a bachelor’s degree in electrical engineering and a master’s degree in finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University. Mr. Straub serves on the Concordia University President’s Advisory Council.
     David A. Frosh has been a member of the Board of Directors since August 1991. From 2001 to 2006, he served as the President of Sperry Van Ness, a commercial real estate brokerage firm, which he resigned in December 2006. Mr. Frosh was employed by the Company as President from June 1996 to March 2001. From June 1990 to June 1996, Mr. Frosh was employed as sales executive for the national accounts division of Automatic Data Processing “ADP.” ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as Director of Marketing for Optima Retail Systems, a privately held company, which manufactured and marketed inventory control systems for the retail apparel industry. Mr. Frosh received a bachelor’s degree in marketing from Central Michigan University and a master’s degree in business administration from Claremont Graduate School.
     Donald A. Clark has been a member of the Board of Directors since November 2002. Mr. Clark has over 30 years of experience in retail operations and selling to retail businesses. He presently is the President and CEO of C&C Companies, a private, diversified apparel marketing and manufacturing company. Mr. Clark has held various executive positions with C&C Companies since 1983. C&C Companies designs, manufactures, markets and distributes apparel and accessories under the brand names of Rusty and Sanuk USA. The company directly distributes products in the USA and Canada. Mr. Clark attended the University of Arizona as a marketing and business major.
     Mr. Knapp, is the only nominee employed by the Company. There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer of the Company. The Board of Directors has determined that Walter Straub, David Frosh and Donald Clark are “independent” as defined in the NASDAQ Stock Market listing standards.
     There are no arrangements or understandings between any director and any other person(s) pursuant to which he was or is to be selected a director.

Recommendation
     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of Messrs. Knapp, Straub, Frosh, and Clark to the Board of Directors.
Board Committees and Meetings
     During the Company’s fiscal year ended September 30, 2006, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors. The Company does not have a formal policy regarding attendance by directors at the Annual Meeting of Stockholders. Last year, the directors did not attend the annual meeting.
     The Company has a Compensation Committee, an Audit Committee, an Option Committee, and a Nominating Committee. The members of each committee are Walter Straub, David Frosh and Donald Clark. Each of these committee members meets the independence requirements of the NASDAQ Stock Market. The Board of Directors has determined that Walter Straub is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.
     The Compensation Committee consults with the Board of Directors concerning compensation for the Company’s executive officers. During fiscal 2006, the Compensation Committee held one meeting. The Option Committee administers the Company’s 1993 Stock Option Plan and 2000 Stock Option Plan.
     The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit and reviews the adequacy of the Company’s internal accounting controls. Its activities are described in more detail under “Report of the Audit Committee” below and in the Audit Committee Charter adopted by the Board of Directors and set forth in Appendix A. The Audit Committee held four meetings during fiscal 2006.
     The Nominating Committee met once during fiscal 2006. The Nominating Committee operates pursuant to a written charter. The charter is not presently available on the Company’s website, but a copy of the charter is set forth in Appendix B to this Proxy Statement.
     The Nominating Committee recommends to the Board of Directors candidates for election to the Board by first identifying and evaluating potential director nominees using criteria approved by the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ service to the Company during their term. This review may include number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term of office. In the case of new director candidates, the Nominating Committee will use its network of contacts to compile a list of potential candidates. It may consider candidates recommended by management. It may also engage, if it deems it appropriate, a professional search firm. The Nominating Committee has not yet utilized the services of such a firm. The Nominating Committee will determine if a nominee must be independent under the NASDAQ Stock Market rules and, if so, whether the nominee meets the test of independence as set forth in such rules.
     In order to be recommended to the Board of Directors as a nominee by the Nominating Committee, each potential nominee must, at a minimum, be able to read and understand financial statements, be over 21 years of age, have a background and experience in business, which may include finance, retail or wholesale operations, marketing or other field which will complement the talents of the other directors, be willing and able to take the time to actively participate in Board and committee meetings and related activities, and have a reputation for honesty and integrity. Other than the foregoing, there are no stated minimum criteria for director nominees, but the Nominating Committee may consider such other factors as it may deem appropriate, including, without limitation, judgment, skill, diversity, experience with businesses of comparable size to the Company, the interplay of a nominee’s experience with the experience of other directors and the extent to which a nominee would be a desirable addition to the Board of Directors and any committees of the Board.
     The Nominating Committee will consider stockholder recommendations for director candidates, provided the procedures set forth below are followed by stockholders in submitting recommendations. The candidates recommended by a stockholder will be evaluated by the Nominating Committee in the same manner as other potential nominees using the criteria described above.
     In order for a stockholder’s director candidate to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, the stockholder must notify the Nominating Committee of its director candidate not less than 120 calendar days before the anniversary of the date the Company released its proxy statement to its stockholders in connection with the previous year’s annual meeting. Recommendations must be in writing and directed to the Secretary of the Company at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Recommendations must include sufficient biographical information concerning the director candidate, including age, five year employment history with employer names, description of employer businesses and positions held by the candidate at such employers, whether such individual can read and understand financial statements, and board memberships, if any, for the Nominating Committee to consider. Recommendations must be accompanied by a written consent of the proposed director candidate to stand for election if nominated by the Company’s Board of Directors and to serve on the Board if elected by the stockholders.
     After all potential nominees have been evaluated by the Nominating Committee, the nominees to be recommended to the Board of Directors will be selected by the Nominating Committee by majority vote.
Communications with the Board of Directors
     Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them in care of the Secretary of the Company at the Company’s principal executive offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.
Compensation Committee Interlocks and Insider Participation
     As noted above, the members of the Compensation Committee during fiscal 2006 were Walter Straub, David Frosh and Donald Clark. Neither Mr. Straub nor Mr. Clark has ever been an officer or employee of the Company. As noted above, Mr. Frosh was the President of the Company from June 1996 to March 2001. He has not been an officer or employee of the Company since March 2001. None of the members of the Compensation Committee has had any transaction with the Company since the beginning of the last fiscal year, or has any currently proposed transaction with the Company.
     None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal 2006. None of the executive officers of the Company served as a director of any other entity, which had one of its executive officers serving as a member of the Company’s Compensation Committee.
Executive Officers
     Certain information concerning the Company’s Chief Executive Officer, Mr. Knapp is set forth above. Certain information concerning the Company’s other executive officers is set forth below:

Name	Age	Position with the Company
Paul Caceres	46	Chief Financial Officer and Chief Accounting Officer

     Paul Caceres has been the Chief Financial Officer and Chief Accounting Officer of the Company since July 1987. Mr. Caceres is a Certified Public Accountant, licensed in the state of California. He received a bachelor’s degree in business administration from the University of Southern California.
     Subject to employment agreements of Mr. Caceres and Mr. Knapp described elsewhere in this proxy statement, the executive officers serve at the discretion of the Board of Directors. There are no arrangements or understandings between either executive officer and any person(s) pursuant to which he was or is to be selected as an officer.

Code of Ethics
     We have adopted a code of ethics that applies to all directors, officers, and employees of the Company. This code of ethics is publicly available on our website at www.camcommerce.com.
Audit Committee and Audit Committee Financial Expert
We have a separately-designated standing Audit Committee, which consists of Walter W. Straub, David A. Frosh and Donald A. Clark, each of whom meets the independence requirements of the NASDAQ Stock Market. The Board of Directors has determined that Walter Straub is an “audit committee financial expert” as defined under applicable rules of the Securities and Exchange Commission.
Report of the Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company’s internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The discussions included the quality, not just the acceptability of the accounting principles utilized, the reasonableness of significant accounting judgments, and clarity of disclosure.
     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended September 30, 2006, for filing with the Securities and Exchange Commission.
   Submitted by the Audit Committee
Walter Straub
David Frosh
Donald Clark
Audit Fees
     The aggregate fees incurred for services provided by McGladrey & Pullen, LLP for fiscal 2005 and fiscal 2006 were as follows:

Category	Fiscal 2006	% Pre-Approved by	Fiscal 2005	% Pre-Approved by
		Audit Committee		Audit Committee
Audit Fees*	$121,000	100%	$109,000	100%
Audit-Related Fees**	23,000	100%	19,500	100%
Tax Fees	—	—	—	—
All Other Fees	—		—	—

* Includes annual audit and quarterly reviews.
          ** Fees for work related to our SFAS123R adoption and compliance with Section 404 of the Sarbanes-Oxley Act.
     We appointed McGladrey & Pullen, LLP as our new independent registered public accounting firm, to perform auditing services beginning with fiscal 2005. Ernst & Young, LLP was our independent registered public accounting firm for the 2004 and prior fiscal years.

Audit Committee Pre-Approval Policies
     Our Audit Committee has adopted written pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The term of such pre-approval is generally 12 months, unless the Audit Committee determines otherwise. Pre-approval fee levels for all services to be provided by the independent auditor is established periodically by the Audit Committee. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee no later than at the next scheduled meeting.
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth as of February 28, 2007, certain information regarding ownership of the Company’s Common Stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each director, director nominee and executive officer of the Company who owns Common Stock and (iii) all directors and officers as a group.

		Shares Beneficially Owned
	Name and Address of Beneficial	Amount & Nature of	Percentage of Class (4)
Title of Class	Owner	Beneficial Owner (4)
Common Stock	Geoffrey D. Knapp, Chairman of the Board and CEO (1)	537,000	13.2%
Common Stock	Paul Caceres, Chief Financial Officer (1)	34,000	*
Common Stock	Walter W. Straub, Director (1)	130,000	3.2%
Common Stock	David Frosh, Director (1)	22,000	*
Common Stock	Donald Clark, Director (1)	26,000	*
Common Stock	Ken Templeton, Beneficial Owner (2)	549,000	13.6%
Common Stock	Bares Capital Management, Beneficial Owner (3)	364,000	9.0%
Common Stock	All Directors and Officers as a Group (of 5 persons)	749,000	18%

*	less than 1%
(1)	The address of the beneficial owner is in care of CAM Commerce Solutions, Inc., 17075 Newhope Street, Fountain Valley, California 92708.
(2)	The address of the beneficial owner is 3311 S. Rainbow Blvd., Las Vegas, NV 89146.

(3)	The address of the beneficial owner is 221 W. 6th Street, Suite 1225, Austin, TX 78701.
(4)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days from February 28, 2007, are deemed outstanding, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in sixty (60) days are as follows: Geoffrey Knapp 50,000; Paul Caceres 34,000; Walter Straub 78,000; David Frosh 22,000; and Donald Clark 26,000. To our knowledge, each person named in the table has the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person or entity.

     We do not know of any arrangements, including any pledge of our securities by any person, the operation of which may at a subsequent date result in a change in control of the Company.
  Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes all Section 16(a) filing requirements applicable to all such persons were complied with during the fiscal year covered by this report.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
     The compensation plan for non-employee directors has changed. Beginning in fiscal 2006, they each receive $5,000 for every Board meeting they attend. During the fiscal year ended September 30, 2006, they each received $10,000. Prior to fiscal 2006, they were each granted options to purchase 7,500 shares of common stock when they were elected at the annual shareholders meeting each year. The non-employee directors are Walter Straub, David Frosh, and Donald Clark. These directors were also reimbursed for their expenses in attending meetings of the Board of Directors and committees of the Board. Directors who are employees of the company receive no compensation for serving on the Board of Directors.
Compensation of Officers
     The following table sets forth information concerning compensation paid by the Company for services rendered to the Company during fiscal year ended September 30, 2006 and the prior two fiscal years, to the Company’s Chief Executive Officer and each additional executive officer whose total compensation exceeded $100,000 (each “Named Executive Officer”):

SUMMARY COMPENSATION TABLE
Annual Compensation						Long-Term
						Compensation
						Awards	Long-
				Other		Securities	Term
Name and				Annual	Restricted	Underlying	Incentive	All Other
Principal	Fiscal		(1)	Com-	Stock	Options/	Plan	Com-
Position	Year	Salary	Bonus	pensation	Award(s)	SARs (#)	Payouts	pensation

Geoffrey Knapp	2006	$317,000	$138,000	$0	$0	0	$0	$0
Chairman of the	2005	$305,000	$94,000	$0	$0	0	$0	$0
Board and CEO	2004	$270,000	$62,000	$0	$0	0	$0	$0

Paul Caceres	2006	$201,000	$88,000	$0	$0	0	$0	$0
CFO and CAO	2005	$193,000	$59,000	$0	$0	0	$0	$0
	2004	$167,000	$39,000	$0	$0	0	$0	$0

(1)	Bonuses paid to the Named Executive Officers are pursuant to annual incentive compensation programs established each year for selected employees, including executive officers. Under this program, performance goals, relating to such matters as income before taxes and net income, were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the company and the individual achieved or exceeded the performance goals.

Stock Options and Stock Appreciation Rights Granted and Exercised During Fiscal 2006
     No stock options or stock appreciation rights were granted in fiscal 2006. The Company does not have any stock appreciation rights outstanding.
     The following table sets forth certain information concerning options exercised by the Named Executive Officers during the fiscal year covered by this report, and outstanding options at the end of such year held by the Named Executive Officers.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-the-
	Acquired on	Value (1)	Options at September 30,	Money Options at
Name	Exercise	Realized	2006	September 30, 2006(2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Geoff Knapp	—	—	70,000/0	$1,056,000/$0
Paul Caceres	10,000	$193,000	34,000/1,000	$524,000/$17,000

(1)	Closing price of the underlying securities of the exercised options at the exercise date minus the exercise price of the options.

(2)	Closing price of the underlying securities of such options at such date minus the exercise price of the options.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since 1997, the Company has leased a building in Henderson, Nevada from the Chief Executive Officer of the Company, Geoffrey Knapp. The Company paid $164,000 in lease payments to Mr. Knapp during the fiscal year ended September 30, 2006. The annual rate increase under the lease agreement is based on the consumer price index. Management believes that the terms of this lease are at least as favorable as those that could be obtained from an unaffiliated third party.
EMPLOYMENT AGREEMENTS
     In 1996, the Company entered into employment agreements with Geoffrey Knapp, Chief Executive Officer, and Paul Caceres, Chief Financial Officer. On December 20, 2006, the Company amended the employment agreements. Other than each executive’s base salary, the terms of the employment agreements are substantially identical. The agreements are for a term of 12 months and renew automatically on an annual basis. Severance payment for termination other than for cause was increased in 2006 from 100% of the executive’s base salary and annual bonus in the fiscal year prior to the year in which the termination occurred to 299% of such amount. In addition to terminations for good reason by the executive because of a breach of the employment agreement by the company or substantial adverse change in his authority or responsibilities, following the 2006 amendments the executive may now also terminate the agreement and receive the severance payment if he is required to be based or perform services at an office or location other than the one he is based at immediately prior to a change of control, except for reasonable travel requirements. The agreements provide a minimum annual base salary of $314,000 for Mr. Knapp and $199,000 for Mr. Caceres. The agreements also include a provision for annual bonuses to be paid based on achieving annual performance goals.
CHANGE IN CONTROL AGREEMENTS
     The Company has change in control agreements in place with Geoffrey Knapp, its Chief Executive Officer, and Paul Caceres, its Chief Financial Officer. The agreements require each officer’s position, duties, title, authority and responsibilities to be at least commensurate with those held prior to any change in control. If after a change in control the executive is terminated without cause or resigns due to a reduction in authority and responsibilities, the officer will receive payments equal to 299% of their base salary and a bonus based on their compensation from the fiscal year ended prior to the year in which the termination takes place. The agreements include a provision for participation in the Company’s benefit plans, including medical, disability and life insurance, and fringe benefits, for 18 months following termination other than for cause after a change of control. The agreements also include provisions to gross up payments made following termination of employment after a change in control in order to eliminate, to the extent possible, the effect of the excise tax on such payments that might be imposed by Sections 280G and 4999 of the Internal Revenue Code to the extent possible. Each agreement is for a term of 12 months and automatically renews on an annual basis.
     The agreements define a change of control to have occurred if: (i) a third person, including a “group” as defined in Article 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation (a) having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1996; and (b) having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1997 and thereafter; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger of other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.
REPORT OF COMPENSATION COMMITTEE
TO: THE BOARD OF DIRECTORS
As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company’s management, evaluate the performance of management and administer the Company’s various incentive plans. This Committee has reviewed in detail the compensation of the Company’s two executive officers. In the opinion of the Committee, the compensation of the two executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company’s performance.
In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.
Approximately 65% to 75% of management compensation is fixed salary, and 25% to 35% is variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales, net income of the Company, and individual performance. In fiscal 2006, bonuses were awarded to the Chief Executive Officer and other executive officer for net income goals achieved by the Company.
The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 2006, the compensation for the Chief Executive Officer and the other executive officers of the Company was comparable to their counterparts at other middle market companies in related industries.
     Compensation Committee
     Walter Straub, Donald Clark, and David Frosh
     December 1, 2006
     The Report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.
STOCK PRICE PERFORMANCE GRAPH
     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Composite Stock Market Index and the NASDAQ Computer and Data Processing Services Index, during the period commencing on September 30, 2001 and ending on September 30 2006. The comparison assumes $100 was invested on September 30, 2001 in each of the Common stock, the NASDAQ Stock Market Composite Index, and the NASDAQ Computer and Data Processing Services Stock Index and assumes the reinvestment of all dividends, if any.

STOCK INDEX FOR FISCAL 2006
THE STOCK PRICE PERFORMANCE GRAPH IS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.
     The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.
PROPOSAL 2: CONFIRMATION OF INDEPENDENT AUDITORS
     The Company appointed McGladrey & Pullen, LLP as its independent registered public accounting firm, to perform auditing services beginning with fiscal 2005. Ernst & Young LLP (“E&Y”) was the Company’s auditor for the 2004 fiscal year. The Audit Committee of the Company’s Board of Directors unanimously approved the change in auditors. E&Y was dismissed January 7, 2005 and McGladrey & Pullen, LLP was appointed on January 7, 2005.
     The reports of E&Y on the Company’s financial statements for the years ended September 30, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified as to uncertainty, audit scope or accounting principles. During such fiscal years and the subsequent interim period ending January 7, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. During the Company’s 2003 and 2004 fiscal years and the subsequent interim period ending January 7, 2005, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended. E&Y furnished a letter to the Securities and Exchange Commission, dated January 12, 2005, stating that it agreed with the foregoing statements. A copy of the letter was filed by the Company in a report on Form 8-K on January 12, 2005.

     During the Company’s 2003 and 2004 fiscal years and the interim period prior to engaging McGladrey & Pullen, LLP, neither the Company, nor anyone on its behalf, consulted with McGladrey & Pullen, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.
     Although shareholder ratification is not required, the appointment of McGladrey & Pullen, LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment is not ratified, the Audit Committee will consider the engagement of other independent accountants. Even if the appointment is ratified, the Audit Committee may terminate McGladrey & Pullen, LLP’s engagement as the Company’s independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination appropriate.
Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting.
Recommendation
     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR ratification of McGladrey & Pullen, LLP as independent auditors for the 2007 fiscal year.
ANNUAL REPORTS
     The Company’s 2006 Annual Report to Stockholders, which includes audited financial statements for the Company’s fiscal year ended September 30, 2006, accompanies this proxy statement. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Commerce Solutions, Inc., 17075 Newhope Street, Suite A, Fountain Valley, California 92708, Attention: Finance Department.
SUBMISSION OF STOCKHOLDERS PROPOSALS
     Stockholders of the Company wishing to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting of stockholders or to have such proposals otherwise brought before the stockholders at next year’s annual meeting must, in each case, submit the same in writing so as to be received at the executive offices of the Company on or before December 24, 2007. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders’ proposals. Proposals should be addressed to the Chief Financial Officer of the Company.
     Stockholder proposals for consideration at next year’s annual meeting that are submitted to the Company outside of the process described above for inclusion in the Company’s proxy material will be considered untimely if received by the Company after March 9, 2008. Accordingly, the proxy with respect to the next annual meeting will confer discretionary authority to vote on any stockholder proposals received by the Company after March 9, 2008.
HOW TO OBTAIN A SEPARATE SET OF VOTING MATERIALS
If you share an address with another stockholder or stockholders, you may receive only one proxy statement and annual report. You may request a separate copy of the proxy statement and annual report be sent to you at no charge by writing to us at 17075 Newhope Street, Suite A, Fountain Valley, CA 92708, Attention: CFO, or by calling us at (714) 241-9241. For future annual meetings, you may request separate proxy statements and annual reports, or request that we send only one set to you if you are receiving multiple copies, by writing or calling us at the same address and telephone number.
BY ORDER OF THE BOARD OF DIRECTORS:
Geoffrey D. Knapp
Secretary
Dated: April 19, 2007 at Fountain Valley, California

APPENDIX A
CAM COMMERCE SOLUTIONS, INC.
AUDIT COMMITTEE CHARTER
Organization
This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall meet the standards for “independence” set for in applicable NASDAQ and Securities and Exchange Commission rules and regulations. If a committee member ceases to be independent for reasons outside of his or her reasonable control, such member may remain on the committee until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the member to fail to qualify as independent. No committee member may have participated in the preparation of the financial statements of the Company (or any current subsidiary) at any time during the three years prior to their then current year of service. All committee members shall be able to read and understand fundamental financial statements, including a company balance sheet, income statement, and cash flow statement. At least one committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
Statement of Policy
The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain counsel, or other experts for this purpose.
Responsibilities and Policy
The primary responsibility of the audit committee is to oversee the Company’s financial reporting and accounting processes and the audits of the Company’s financial statements and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business practices, and ethical behavior.
The following shall be the principal recurring process of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.
•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the committee. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.
•	The committee shall pre-approve all auditing services, internal control related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services. The committee may delegate its authority to grant pre-approvals of audit and permitted non-audit services to one or more individual committee members serving on subcommittees created by it, provided the decision to grant such pre-approvals is promptly reported by such subcommittees to the committee. The company shall provide for appropriate funding, as determined by the committee, to pay for the services of the independent auditor.
•	The committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement. The committee shall make regular reports to the board of directors, review and assess the adequacy of this charter annually, and recommend to the board of directors any changes to this charter for its approval.

•	The committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for such funding.

•	The committee shall review and discuss with the independent auditors the overall scope and plans of their respective audits including the adequacy of staffing and compensation. Also, the committee shall review and discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, legal and ethical compliance programs, and internal controls. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee will review and evaluate the performance of the independent auditor team, ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, and recommend to the board of directors policies for the Company’s hiring of employees or former employees of the independent auditor.

•	The committee shall approve all related party transactions and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The committee shall review and discuss with management and the independent auditor any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of internal controls over financial reporting, any special steps adopted in light of material deficiencies in internal controls and the adequacy of disclosure about changes in internal controls.

•	The committee will discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.
The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

APPENDIX B
CAM Commerce Solutions, Inc.
Nominating Committee Charter
PURPOSE
The purpose of the Nominating Committee is to identify, evaluate and recommend to the Board of Directors, director nominees for election at the annual shareholders meeting.
COMPOSITION
•	The Nominating Committee will be composed entirely of members of the Board of Directors who satisfy the definition of “independent” under the listing standards of the NASDAQ Stock Market.

•	Committee members will be appointed by the Board and may be removed by the Board in its discretion.

•	The Chair of the Committee will be designated by the Board, provided that if the Board does not designate a Chair, the members of the Committee may designate a Chair by majority vote.
RESPONSIBILITIES
The Nominating Committee will:

•	Identify and evaluate the suitability of potential director nominees using criteria approved by the Board of Directors.

•	Review the overall service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any transactions such directors had with the Company during their term of office.

•	Determine whether a potential nominee must be “independent” under the listing standards of the NASDAQ Stock Market, and, if so, if the potential nominee meets those standards.

•	Initiate a search for potential nominees, if deemed necessary, using its network of contacts and seeking input from the Board of Directors and the Company’s Chief Executive Officer. The Committee may also engage, if it deems appropriate, a professional search firm.

•	Make a determination that each potential nominee meets the following minimum qualifications:
o	Able to read and understand financial statements.
o	Over 21 years of age.
o	Background and experience in business which may include finance, marketing, retail or wholesale operations, or other fields which will complement the talents of other Board members. Experience in any one of the enumerated fields may be sufficient.
o	Willing and able to take the time to actively participate in Board and committee meetings and related activities.
o	A reputation for honesty and integrity.
•	Consider director nominees recommended by shareholders that have followed the procedures set forth in the Company’s proxy statement for making such recommendations. In evaluating shareholder recommended nominees, the Committee will utilize the same criteria set forth above.

•	Conduct appropriate inquiries into the backgrounds of potential nominees. The Committee may engage the services of outside investigators to conduct such inquiries.

•	In the case of new candidates, initiate contact and arrange and conduct interviews. The Chief Executive Officer of the Company and Chairman of the Board of Directors may also interview new candidates.

•	Recommend for approval by the Board of Directors a slate of director nominees approved by a majority of the members of the Committee.
In conducting its activities, the Committee will regularly consult with the Chief Executive Officer and other members of the Board of Directors to assure that the Committee’s actions and decisions are consistent with maintaining a sound relationship between the Board of Directors and management, and among the directors.
MEETINGS
The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any officer, director, member of senior management of the Company or such other persons as it deems appropriate to carry out its responsibilities. All meetings of the Committee may be held telephonically and the Committee may act by written consent in lieu of a meeting.
The Chair shall cause minutes of each meeting of the Committee to be maintained and shall report the activities of the Committee to the Board of Directors on a current basis. Minutes of each Committee meeting shall be distributed to the Board of Directors.
ADMINISTRATIVE
This charter is subject to modification and interpretation by the Board of Directors.

CAM COMMERCE SOLUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS – JUNE 14, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of CAM Commerce Solutions, Inc. (the “Company”) hereby appoints Geoffrey D. Knapp, the Secretary of the Company and, Paul Caceres Jr., the Chief Financial Officer of the Company, and each of them, each with full power to act without the other, and each with full power of substitution, as proxy to vote all shares of common stock of the undersigned at the annual meeting of shareholders of the Company to be held on June 14, 2007 at 9:00A.M., Pacific Standard Time, and at any adjournments or postponements thereof, and to attend and act for and on behalf of the undersigned at such meeting to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the proxies named above are specifically directed to vote as indicated on the reverse side hereof.
SEE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible!
Annual Meeting of Shareholders
CAM COMMERCE SOLUTIONS, INC.
June 14, 2007
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES IN ITEM 1 AND
“FOR” ITEM 2
1. ELECTION OF DIRECTORS
Nominees:
Geoffrey Knapp
Walter Straub
David Frosh
Donald Clark
FOR All Nominees                                                   WITHHELD All Nominees
(except vote withheld for the following
nominee(s)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY
FOR                          AGAINST                          ABSTAIN
IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2. THIS PROXY AUTHORIZES THE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 6201 15TH Avenue, Brooklyn, New York 11219, Attn: Proxy Dept.

SIGNATURE		DATE

SIGNATURE		DATE

Signature if Held Jointly
Note: Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.